Exhibit 99.1

FOR FURTHER INFORMATION:

At the Company:

Paul Mastrapa

Chief Financial Officer

(847) 229-7773

OPTION CARE CELEBRATES 25TH ANNIVERSARY

Initiates Dividend Policy and Declares First Quarter Dividend of $0.02 Per Share

BUFFALO GROVE, IL, May 13, 2004—Option Care, Inc. (Nasdaq: OPTN) today announced that its Board of Directors has initiated a quarterly dividend policy and declared a dividend $0.02 per share for the first quarter of 2004.  The dividend is payable on June 15, 2004 to the shareholders of record as of June 1, 2004.

Raj Rai, Option Care’s chief executive officer commented, “This announcement comes at a very appropriate time as Option Care marks its 25th anniversary.  The initiation of a dividend policy demonstrates the Board’s optimism for the future as well as confidence in the continued strong cash flow.  The company is debt-free with our excess cash available to fund future growth initiatives while providing cash to our shareholders.”

Rai further added, “In the last twenty-five years the company has achieved several milestones. We have transformed the company from primarily a franchisor of health care services to a premier health care provider creating significant value to our customers, patients, employees and shareholders.  Today, Option Care is recognized by managed care organizations and pharmaceutical manufacturers as a leading national provider of home infusion and specialty pharmacy services.”

About Option Care

Option Care provides various home infusion therapies and specialty injectible pharmaceuticals to patients at home and other alternate sites such as infusion suites and physician’s offices. The company’s services and pharmaceuticals are provided nationally through its pharmacy network.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as “anticipates,” “expects,” “believes” and other words having a similar meaning. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

Further Information on Option Care Can Be Found at:

www.optioncare.com

www.optionmed.com

www.mbimbi.com